UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2013 (June 6, 2013)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 6, 2013. At the annual meeting, the shareholders voted on (i) the election of Eric F. Billings, Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael III and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms expiring at the 2014 annual meeting of shareholders, and (ii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. The shareholders elected all seven nominees for director and approved the ratification of the appointment of PricewaterhouseCoopers LLP.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee for Director	For	Withheld	Broker Non-Votes
Eric F. Billings	7,651,507	280,586	7,668,669
Daniel J. Altobello	7,641,061	291,032	7,668,669
Daniel E. Berce	7,673,302	258,701	7,668,669
David W. Faeder	7,585,544	346,549	7,668,669
Peter A. Gallagher	7,660,425	271,668	7,668,669
Ralph S. Michael III	7,680,842	251,251	7,668,669
J. Rock Tonkel, Jr.	7,661,843	270,250	7,668,669

Proposal No. 2 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
15,085,980	133,674	381,108	*

*	No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was considered “routine” under NYSE rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: June 10, 2013	By: /s/ Kurt R. Harrington Name: Kurt R. Harrington Title: Executive Vice President, Chief Financial Officer and Treasurer